Exhibit 4 - Specimen Stock Certificate

NUMBER                               SHARES

COMMON STOCK                               COMMON STOCK

LOMA VERDE INC.
SHARES AUTHORIZED: 200,000,000
PAR VALUE: $0.001
CUSIP - 541503 10 8

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

LOMA VERDE INC.

transferable on the books of the corporation buy the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witnessed this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

 Countersigned and registered                          CORPORATE           B. REYES          P. HILL
Empire Stock Transfer Inc.                               Nevada              Secretary        President
Transfer agent and Registrar                             5/25/2005
By                              SEAL
Authorized Signature

SPECIMEN